UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2008

Intelligentias, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-124460	20-1703887
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Twin Dolphin Drive, 6th Floor
Redwood City, California    94065
(Address of principal executive offices including zip code)

(650) 632-4526
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As part of the restructuring of its European operations, on April 13, 2008, Intelligentias, Inc. (the "Company") consummated a Termination and Release (the "Termination and Release") with SysteamUS, Inc. ("SystemUS"), the former stockholder of Systeam Italy, SpA, an Italian corporation ("Systeam Italy") in order to terminate that certain Stock Purchase Agreement, dated as of April 26, 2007 (the "Stock Purchase Agreement) by and between the Company and SysteamUS. Under the terms of the Stock Purchase Agreement, the Company acquired all of the outstanding common shares of Systeam Italy from SysteamUS for the purchase price of €2,095,000 (approximately US$2,860,000 on April 26, 2007) through the assumption of debt of Systeam Italy. The acquisition was completed as of June 7, 2007. The Company operated Systeam Italy as its wholly-owned subsidiary under the name Retentia, Inc. since the completion of the acquisition.

Pursuant to the terms of the Termination and Release, all contracts, agreements, arrangements and understandings arising under the Stock Purchase Agreement were terminated retroactively, as of March 15, 2008 (the "Effective Date") and are of no further force or effect. No rights, duties, obligations or liabilities arising under the Stock Purchase Agreement or relating thereto survived the termination. In connection with the Termination and Release, the Company returned to SysteamUS its 100% ownership interest in Systeam Italy, and that entity agreed that, within 60 days of the execution of the Termination and Release, it would remove the commercial brand "Retentia" from all of its products and would not use "Retentia" in its name or as an assumed name. The Termination and Release further provided that, commencing on the Effective Date, neither SysteamUS nor Systeam Italy may use, disclose, sell, trade, license or otherwise distribute any data or products owned or produced by the Company. The parties further agreed to preserve the confidentiality of each other's confidential information and to provide mutual releases.

Item 1.02    Termination of a Material Definitive Agreement

In March 2008, the Company determined that the acquisition of Systeam Italy pursuant to that certain Stock Purchase Agreement by and between the Company and Systeam US dated as of April 26, 2007 had not yielded the revenues the Company had expected, that its cost structure could not be improved as the Company had anticipated and that Systeam Italy would continue to require substantial capital infusion to meet its obligations. Consequently, the Company and SysteamUS agreed to terminate Stock Purchase Agreement, which had the effect of terminating the acquisition of Systeam Italy. As described in Item 1.01, on April 13, 2008, the Company and SysteamUS terminated the Stock Purchase Agreement originally entered into on April 26, 2007. The material terms of the termination are described in Item 1.02 and are incorporated herein as though fully set forth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2008

INTELLIGENTIAS, INC.

By: /s/ Luigi Caramico

Luigi Caramico
President